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EXHIBIT 23.2

CONSENT OF ERNST & YOUNG AG, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Digital River, Inc. and to the incorporation by reference therein of our report dated May 18, 2004, with respect to the consolidated financial statements of element 5 Informationstechnologien und—dienstleistungen Aktiengesellschaft and subsidiaries appearing in the Form 8-K/A of Digital River, Inc.

Ernst & Young AG
Wirtschaftspruefungsgesellschaft
/s/  PETER NOLDEN
/s/  PPA. JUERGEN LUCKAS

Duesseldorf, Germany

November 16, 2004

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CONSENT OF ERNST & YOUNG AG, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM